United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

IMS HEALTH INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-14049	06-1506026
(State or other	(Commission File Number)	(IRS Employer Identification No.)
jurisdiction of
incorporation)

1499 Post Road, Fairfield, Connecticut  06824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 319-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On March 15, 2006, IMS Health Incorporated (“we” or the “Company”) and the Internal Revenue Service (“IRS”) entered into a settlement relating to certain expense deductions taken by the Company during tax years 1998 through 2003 in connection with a partnership substantially owned by the Company (the “Partnership”).  Under the terms of the settlement, which are reflected in both a closing agreement between the Company and the IRS and a closing agreement between the Partnership and the IRS, the Company’s aggregate tax liability (tax and interest, net of tax benefit for interest) for tax years 1998 through 2003 will be approximately $20 million.  As disclosed in our periodic reports, the Company was fully reserved for this item.  The closing agreements also provide that the Company’s tax treatment of the Partnership and the transactions conducted therein will not be challenged by the IRS for tax years 1998 through 2013 and also stipulate the allowable amount of related expenses that the Company may deduct on its federal income tax returns for tax years 2004 through 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED

By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld
Senior Vice President, General
Counsel and Corporate Secretary

Date: March 20, 2006